QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.23

AMENDMENT 2002-3

HILTON HOTELS RETIREMENT PLAN

        WHEREAS, Hilton Hotels Corporation (the "Company") maintains the Hilton Hotels Retirement Plan (the "Plan"); and

        WHEREAS, it is necessary that the Plan be amended to reflect certain provisions of the Economic Growth and Tax Relief Recovery Act of 2001 and to reflect final and temporary IRS regulations regarding required minimum distributions under Section 401(a)(9) of the Internal Revenue Code; and

        WHEREAS, the Board of Directors of the Company has granted the Hilton Hotels Pension and Thrift Committee (the "Committee") the authority to adopt amendments to the Plan on behalf of the Company and all Participating Affiliates (as defined in the Plan), which amendment authority is reflected in Section 8.1 of the Plan.

        NOW, THEREFORE, BE IT RESOLVED, by virtue and in exercise of the power reserved to the Company and the Committee by Section 8.1 of the Plan, the Plan, as previously amended, be and is hereby further amended, effective as of January 1, 2002 unless otherwise noted, in the following particulars:

* * *

1.
The following new Appendix G is added, effective January 1, 2002:

"APPENDIX G
AMENDMENT OF THE PLAN FOR EGTRRA
PREAMBLE

          1.    This Appendix G of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA'). This Appendix G is intended as good-faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided herein, this Appendix G shall be effective as of the first day of the first Plan Year beginning after December 31, 2001. This Appendix G shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Appendix G. Capitalized terms shall have the meaning set forth in the Plan, unless otherwise provided herein.

  SECTION A. LIMITATIONS ON BENEFITS

          1.    Effective date. This Section shall be effective for limitation years ending after December 31, 2001.

          2.    Effect on Participants. Benefit increases resulting from the increase in the limitations of Section 415(b) of the Code will be provided to those Participants specified below.

          3.    Definitions.

          3.1.  Defined benefit dollar limitation. The "defined benefit dollar limitation' under Section 5.1(a) of the Plan is $160,000, as adjusted, effective January 1 of each year, under Section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Section 415(d) will apply to limitation years ending with or within the calendar year for which the adjustment applies.

          3.2.  Maximum permissible benefit: The "maximum permissible benefit' is the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation under Section 5.1(b) of the Plan (both adjusted where required, as provided in (a) below and, if applicable, in (b) or (c) below).

          (a)  If the Participant has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the Plan and (ii) the denominator of which is 10. In the case of a Participant who has fewer than 10 years of service with the employer, the defined benefit Compensation limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of service with the employer and (ii) the denominator of which is 10.

          (b)  If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under (a) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Appendix A, Section A.1 of the Plan for non-lump sum benefits and (ii) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the applicable mortality table as defined in Appendix A, Section A.1 of the Plan for lump sum benefits, or Section E of this Appendix G, as applicable. Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (b) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

          (c)  If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Participant at age 65 (adjusted under (a) above, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Appendix A, Section A.1 of the Plan for non-lump sum benefits and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate assumption and the applicable mortality table as defined in Appendix A, Section A.1 of the Plan for lump sum benefits, or Section E of this Appendix G, as applicable. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

          (d)  Benefit increases resulting from the increase in the limitations of Section 415(b) of the Code under the forgoing provisions of this Section A shall be provided to all Employees participating in the Plan who have one Hour of Service on or after the first day of the first limitation year ending after December 31, 2001.

  SECTION B. INCREASE IN COMPENSATION LIMIT

          1.    Increase in limit. The annual Compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, Compensation for any prior determination period shall be limited as provided below.

          2.    Cost-of-living adjustment. The $200,000 limit on annual Compensation in paragraph 1 shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

  The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

          Compensation Limit for Prior Determination Periods: In determining benefit accruals in Plan Years beginning after December 31, 2001 under the annual Compensation limit in paragraph 1 of this Section B, Increase in Compensation Limit, for determination periods beginning before January 1, 2002, shall be $200,000 for any determination period beginning in 1989; $209,200 for any determination period beginning in 1990; $222,220 for any determination period beginning in 1991; $228,860 for any determination period beginning in 1992; $235,840 for any determination period beginning in 1993; $150,000 for any determination period beginning in 1994, 1995 or 1996; $160,000 for any determination period beginning in 1997, 1998, or 1999; and $170,000 for any determination period beginning in 2000 or 2001.

  SECTION C. MODIFICATION OF TOP-HEAVY RULES

          1.    Effective date. This Section shall apply for purposes of determining whether the Plan is a top-heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Section amends Appendix C of the Plan.

          2.    Determination of top-heavy status.

          2.1.  Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of a Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of a Company, or a 1-percent owner of a Company having annual Compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable Regulations and other guidance of general applicability issued thereunder.

          2.2.  Determination of present values and amounts. This Section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

          2.2.1.  Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated Plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period' for "1-year period.'

          2.2.2.  Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for a Company during the 1-year period ending on the determination date shall not be taken into account.

          3.    Minimum benefits. For purposes of satisfying the minimum benefit requirements of Section 416(c)(1) of the Code and the Plan, in determining years of service with a Company, any service with a Company shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee.

  SECTION D. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

          1.    Effective date. This Section shall apply to distributions made after December 31, 2001.

          2.    Modification of definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 4.9(c) of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible Plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such Plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

  SECTION E. APPLICABLE MORTALITY TABLE FOR LUMP-SUM BENEFITS

  With respect to any distribution with an Annuity Starting Date on or after December 31, 2002, for the purposes of applying the limitations of Sections 415(b)(2)(B), (C) and (D) of the Code and determining the amount of any lump sum distribution pursuant to Section 417(e) of the Code, the mortality table referred to in Appendix A, Section A.1 of the Plan for lump sum benefits shall mean the table prescribed by Revenue Ruling 2001-62."

2.
The following new Appendix H is added, effective January 1, 2003:

"APPENDIX H
MINIMUM DISTRIBUTION REQUIREMENTS

          1.    General Rules

          1.1.  Effective date. The provisions of this Appendix H will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

          1.2.  Precedence. The requirements of this Appendix H will take precedence over any inconsistent provisions of the Plan, provided that this Appendix shall not be considered to allow a participant or beneficiary to delay a distribution or elect an optional form of benefit not otherwise provided in the Plan.

          1.3.  Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix H will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Internal Revenue Code.

          1.4.  TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix H, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

          2.    Time and Manner of Distribution.

          2.1.  Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

          2.2.  Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

            (a)  If the Participant's surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

            (b)  If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

            (c)  If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (d)  If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving spouse were the Participant.

  For purposes of this Section 2.2 and Section 5, distributions are considered to begin on the Participant's required beginning date (or, if Section 2.2(d) applies, the date distributions are required to begin to the surviving spouse under Section 2.2(a)). If annuity payments irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

          2.3.  Form of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 3, 4 and 5. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations. Any part of the Participant's interest which is in the form of an individual account described in Section 414(k) of the Code will be distributed in a manner satisfying the requirements of Section 401(a)(9) of the Code and the Treasury Regulations that apply to individual accounts.

          3.    Determination of Amount to be Distributed Each Year.

          3.1.  General Annuity Requirements. If the Participant's interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

          (a)  the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

          (b)  the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 4 or 5;

          (c)  once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

          (d)  payments will either be nonincreasing or increase only as follows:

            (1)  by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

            (2)  to the extent of the reduction in the amount of the Participant's payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in Section 4 dies or is no longer the Participant's beneficiary pursuant to a qualified domestic relations order within the meaning of Section 414(p);

            (3)  to provide cash refunds of Employee contributions upon the Participant's death; or

            (4)  to pay increased benefits that result from a Plan amendment.

          3.2.  Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant's required beginning date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 2.2(a) or (b)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant's benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant's required beginning date.

          3.3.  Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

          4.    Requirements For Annuity Distributions That Commence During Participant's Lifetime.

          4.1.  Joint Life Annuities Where the Beneficiary Is Not the Participant's Spouse. If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant's required beginning date to the designated beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Section 1.401(a)(9)-6T of the Treasury Regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

          4.2.  Period Certain Annuities. Unless the Participant's spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant's lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations plus the excess of 70 over the age of the Participant as of the Participant's birthday in the year that contains the annuity starting date. If the Participant's spouse is the Participant's sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant's applicable distribution period, as determined under this Section 4.2, or the joint life and last survivor expectancy of the Participant and the Participant's spouse as determined under the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the calendar year that contains the annuity starting date.

          5.    Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

          5.1.  Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Participant's entire interest will be distributed, beginning no later than the time described in Section 2.2(a) or (b), over the life of the designated beneficiary or over a period certain not exceeding:

            (a)  unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year immediately following the calendar year of the Participant's death; or

            (b)  if the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year that contains the annuity starting date.

          5.2.  No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          5.3.  Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 5 will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 2.2(a).

          6.    Definitions.

          6.1.  Designated beneficiary. The individual who is designated as the beneficiary under Section 2.3 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

          6.2.  Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 2.2.

          6.3  Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

          6.4.  Required beginning date. The date specified in Section 4.9(b)(i) of the Plan."

        IN WITNESS WHEREOF, the Company has caused this amendment to be signed on its behalf by its duly authorized officer as of the 18th day of December, 2002.

HILTON HOTELS CORPORATION
By:
/s/ MOLLY McKENZIE-SWARTS
Its:
Senior Vice President, Human Resources

QuickLinks

  Exhibit 10.23
AMENDMENT 2002-3 HILTON HOTELS RETIREMENT PLAN